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                        ADDENDUM TO MANAGEMENT AGREEMENT

     The Management Agreement (the "Agreement") between The GCG Trust (the "Trust"), a Massachusetts business trust having its principal place of business at 280 Park Avenue, New York, New York 10017, and Directed Services, Inc. ("DSI" or the "Manager"), a New York corporation having its principal place of business at 280 Park Avenue, New York, New York 10017, dated October 1, 1993, and amended by an Addendum dated November 7, 1994, is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement, which is dated as of the 29th day of December, 1995:

                                   WITNESSETH:

     WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest in separate series, each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future; and

     WHEREAS, the Trust has subsequently established an additional series to be designated as the Small Cap Series; and

     WHEREAS, the Trust desires to appoint DSI as Manager for the Small Cap Series, under the provisions set forth in the Agreement and in this Addendum to the Agreement; and

     WHEREAS, the Manager is willing to accept such appointment.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

          1. In addition to its responsibilities as specified in the Agreement, the Trust hereby appoints DSI to act as Manager with respect to the Small Cap Series which, together with all other Series previously established and listed on Schedule A to the Agreement, shall be Series under the Agreement as provided in paragraph one (1), subject to the terms and conditions as specified in the Agreement, including paragraph nine (9), "Compensation."

          2. Schedule A to the Agreement shall be replaced with a new Schedule A, a form of which is attached hereto.

          3. Schedule B to the Agreement ("Compensation for Services to Series") shall be replaced with a new Schedule B, a form of which is attached hereto.

     This Addendum shall take effect as of the date of its execution.

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     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed on the date indicated.


                              THE GCG TRUST


                                   By:
---------------------------           --------------------------
Attest



---------------------------           --------------------------
Title                                 Title



                              DIRECTED SERVICES, INC.



                                   By:
---------------------------           --------------------------
Attest


---------------------------           --------------------------
Title                                 Title


                                      - 2 -

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                                   SCHEDULE A


     The Series of The GCG Trust, as described in the attached Management Agreement, to which Directed Services, Inc. shall act as Manager are as follows:

                    Multiple Allocation Series
                    Fully Managed Series
                    Limited Maturity Bond Series
                    Natural Resources Series
                    Real Estate Series
                    All-Growth Series
                    Liquid Asset Series
                    Capital Appreciation Series
                    Rising Dividends Series
                    Emerging Markets Series
                    Market Manager Series
                    Value Equity Series
                    Strategic Equity Series
                    Small Cap Series

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                                   SCHEDULE B

                       COMPENSATION FOR SERVICES TO SERIES

     For the services provided by Directed Services, Inc. (the "Manager") to the following Series of The GCG Trust (the "Trust"), pursuant to the attached Management Agreement, the Trust will pay the Manager a fee, payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of that Series.



Series                                             Rate
------                                             ----

Multiple Allocation, Fully Managed,                1.00% of first $750 million;
Natural Resources, Real Estate, All-               0.95% of next $1.250
Growth, Capital Appreciation, Rising               billion; 0.90% of next $1.5
Dividends Series, Value Equity, Strategic          billion; and 0.85% of amount
Equity Series, and Small Cap Series:               in excess of $3.5 billion




Limited Maturity Bond and Liquid Asset             0.60% of first $200 million;
Series:                                            0.55% of next $300 million;
                                                   and 0.50% of amount in excess
                                                   of $500 million


Emerging Markets Series:                           1.50% of average daily net
                                                   assets


Market Manager Series:                             1.0% of average daily net
                                                   assets